Exhibit(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form N-2 of our report dated April 23, 2018, relating to the financial statements of Destra International & Event-Driven Credit Fund for the one day ended April 20, 2018, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, LTD.

Cohen & Company, Ltd.

Cleveland, Ohio

November 19, 2018